              AMENDED AND RESTATED TECHNOLOGY ASSIGNMENT AGREEMENT
                      EXECUTED THIS 15th DAY OF MARCH 2000


BETWEEN: POLYVALOR LIMITED PARTNERSHIP, having its head office at 3744 Jean Brillant Street, Suite 6332, in the City of Montreal, Province of Quebec, H3T 1P1, herein acting and represented by POLYVALOR INC., its general partner, itself represented and
                                      acting   by   Denis   N.   Beaudry,   duly
                                      authorized as he so declares;

                                      (hereiafter "Polyvalor")

AND: BIO SYNTECH Canada INC., a duly incorporated legal person having its head office at 475, Armand-Frappier Boulevard, in the City of Laval, Province of Quebec, H7V 4B3, herein acting and represented by Amine Selmani, duly authorized as he so declares;

                                      (hereinafter "Canada")

AND: BIOSYNTECH INC. (formerly Dream Team International , a corporation subsisting under the laws of the State of Nevada. herein acting and represented by Amine Selmani, duly authorized, as he so declares;

                                      (hereinafter "BioSyntech Inc.")

================================================================================


WHEREAS on October 3rd 1997, "La Corporation de l'Ecole Polytechnique de Montreal" (hereinafter "Polytechnique") and Amine Selmani (hereinafter "Selmani"), acting for and on behalf of a corporation to be constituted, which corporation ultimately became Bio Syntech Ltd. (hereinafter "Bio Syntech"), executed a Technology Assignment Agreement (hereinafter the "Assignment Agreement") in virtue of which Polytechnique sold, assigned and transferred all rights related to the Technologies, as defined therein, to Bio Syntech, subject to those terms and conditions more fully detailed therein;

WHEREAS simultaneously with and as further consideration for the execution of said Assignment Agreement, Bio Syntech agreed to issue to Polytechnique a predetermined number of shares of its share capital, the whole as more specifically provided in the Unanimous Shareholders' Agreement of Bio Syntech executed between Polytechnique and Selmani on October 3rd 1997 (hereinafter the "Shareholders' Agreement");

WHEREAS on September 30th 1999, Polyvalor, in its capacity as assignee of all of Polytechnique's rights and obligations under the Assignment Agreement and the Shareholders Agreement, and Bio Syntech executed a new agreement to modify the terms of the Assignment Agreement and the Shareholders Agreement;

WHEREAS on February 29th 2000, Canada was created as a result of the amalgamation of Bio Syntech and 9083-5661 Quebec Inc.;

WHEREAS as a result of said amalgamation, Canada became vested with all rights, title and interest of Bio Syntech, including those rights, title and interest in and to the Technology existing in virtue of the Assignment Agreement;

WHEREAS BioSyntech Inc. owns all of the issued and outstanding common shares of Canada;

WHEREAS in light of the foregoing, and for purposes of clarity, it is necessary to amend and restate the parties' respective obligations and rights existing under the Assignment Agreement and the Shareholders Agreement;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HAVE AGREED AS FOLLOWS:

1.          DEFINITIONS

            1.1. "Technical Data" includes all technical and scientific data, including know-how, concepts, ideas, inventions, discoveries, results, graphics, plans, drawings, reports, experiments, practices, methods, recipes, formulations, molecules, algorithms, software (including source codes and documentation), data banks, material, equipment, models, prototypes or any part thereof created, produced or realised in the course of the research executed by any one of the researchers having contributed to the development of the Technology, in whatever form said data may take and whether same is or is not patentable or copyrightable;

            1.2. "Intellectual Property" includes all patentable inventions, patent applications, copyrights and industrial designs pertaining to the Technology, as well as the right to request the protection with respect thereto, but excluding any part thereof which is of the public domain or which belongs to third parties.

            1.3. "Technology" means the technologies detailed in Schedule "A" hereof.

2.            ASSIGNMENT OF THE TECHNOLOGY

            2.1. Subject to the terms and conditions hereof, Polyvalor by these presents does hereby acknowledge that Polytechnique has sold assigned and transferred unto Canada its entire rights, title and interests in and to theTechnology, and in and to the related Intellectual Property and Technical Data (hereinafter the "Assignment").

            2.2. Without limiting the generality of the foregoing, for the duration of the Term, as defined hereinbelow, and for nominal consideration, Polyvalor agrees and undertakes to assign to Canada any and all of its rights, title and interests in and to the Intellectual Property which may be developed jointly in application of the present agreement and any other agreement to be executed by Canada with Polytechnique. Canada shall however have to grant equitable compensation to any researcher who may hold rights to the Intellectual Property so developed.


3.          CONSIDERATION

            3.1. In consideration of the Assignment, Canada agrees and undertakes to pay to Polyvalor a five per cent (5 %) royalty calculated on the gross sales of Canada, including all gross sales of all products and services, sold or offered, by or on behalf of Canada (hereinafter the "Royalties"), said Royalties to be payable up to a cumulative maximum of three million canadian dollars (CDN$3,000,000). Subject to section 3.2 hereof, any sums so payable shall be paid to Polyvalor quarterly and shall be adjusted annually in light of the latest financial statements of Canada.

            3.2. Polyvalor agrees and acknowledges that Canada shall have the right to prepay the total cumultative maximum amount of the Royalties to Polyvalor at any time whatsoever, without penalty, subject however to the concurrent payment of (i) any outstanding interests accrued on any part of said amount in accordance with section 7.4 hereof and (ii) any of Polyvalor's outstanding expenses provided for under section 7.3 hereof, if any.

            3.3. Polyvalor acknowledges and agrees that upon receipt of the total cumulative maximum amount of the Royalties and all related interests and expenses, if any, from Canada in the manner provided hereinabove (herein, the "Term"), it shall be immediately and irrevocably foreclosed from exercizing any of its rights hereunder regarding the Technology, the Intellectual Property and the Technical Data.

            3.4. As further consideration for the Assignment, Bio Syntech declares that it has issued a total of one million seventy-two thousand (1,072,000) Class "A" shares of its capital stock to

                  Polyvalor, which share issuance was effected on September 30th 1999;

            3.5. BioSyntech Inc. and Canada further acknowledge that pursuant to the merger of Bio Syntech with 9083-5661 Quebec Inc. on February 29th 2000, Polyvalor's aforesaid shares were converted into 1,072,000 exchangeable, non-voting shares of Canada's capital stock, which shares may be exchanged, on a one for one basis, into 1,072,000 shares of BioSyntech Inc.


4.          REPRESENTATIONS AND WARRANTIES OF POLYVALOR

            4.1.  Polyvalor hereby represents and warrants to Canada that:

                  4.1.1. it is a limited partnership duly organized, validly existing and in good standing under the laws of the Province of Quebec and the laws of Canada applicable thereto;

                  4.1.2. on the date of the Assignment Agreement, Polytechnique was the sole owner of all rights, title, property, benefit and interest in and to the Technology and that Polyvalor has every legal right to enter into this agreement and to perform the terms and conditions hereof or its parts to be performed, free of any encumbrance whatsoever;

                  4.1.3. it has assigned to Bio Syntech good and valid title to the Technology, free and clear of any liens, hypothecs or other charges of any nature whatsoever;

                  4.1.4. it has not entered into any relationship or agreement, written or oral, expressed or implied, inconsistent with the provisions of the present agreement;

                  4.1.5. the present agreement, further to its execution, will constitute a valid, executable and binding obligation of Polyvalor;

                  4.1.6. it has not received any notice nor does it have knowledge that the Technology, as assigned herein, will constitute an infringement of any patents, patent applications or any other proprietary rights owned by any third party regarding the Technology.

            4.2. Polyvalor makes no representations and offers no warranties as to the state of completion of the Technology and as to the success of the commercialization of the Technology.


5.          REPRESENTATIONS AND WARRANTIES OF CANADA

            5.1.  Canada hereby represents and warrants to Polyvalor that:

                  5.1.1. it is a corporation duly organized, validly existing and in good standing under the laws of the Province of Quebec and the laws of Canada applicable thereto;

                  5.1.2. it has every legal right to enter into the agreement and to perform the terms and conditions hereof or its parts to be performed, free of any encumbrance whatsoever;

                           the present agreement, further to its execution, will constitute a valid, executable and binding obligation of Canada.


6.          OBLIGATIONS OF CANADA

            6.1.  For the duration of the Term, Canada agrees and undertakes to:

                  6.1.1. make the Technology evolve, and to use prudent and diligent care in doing so;

                  6.1.2.   protect  the   Technology,   including   by  patents,
                           copyrights or other means, and to use prudent and diligent care in doing so;

                  6.1.3. diligently notify Polyvalor of its intention (i) not to maintain any of the Intellectual Property in force or (ii) not to protect by patents or copyrights any additions or improvements to the Technology and any derivative technology;

                  6.1.4. allow Polyvalor access to the Technology and the derivative technology as well as any additions or improvements thereon when Polyvalor deems it necessary for the purpose of research and training;

                  6.1.5. obtain, from the representative of Polyvalor elected to the board of directors of Canada, the prior written approval of Polyvalor before assigning, transferring, selling, granting a license or sub-license, in whole or in part, with respect to the Technology, derivative technology and any additions or improvements thereof;

                  6.1.6. provide Polyvalor or any designated representative thereof, all information concerning Canada's business whichPolyvalor may reasonably request.


7.          ROYALTIES AND ACCOUNTING

            7.1. Polyvalor or any designated representative thereof shall be allowed to have access to, consult and receive a copy of any reports, registries or any other accounting records pertaining to the sales of Canada. More specifically, without limiting the generality of the foregoing, Canada shall be obligated to furnish to Polyvalor, through its own independent auditors, annual audited financial statements as well as quarterly sales reports, within thirty

                  (30) days of the termination of each said quarter.

            7.2. Any sums payable to Polyvalor by Canada shall be payable in Canadian dollars. In the event that any sales effected by Canada are paid in foreign currency, the parties agree to apply the exchange rate on said foreign currency at the ongoing rate at the date of payment of the Royalties by Canada. In the event that any payment of Royalties is not paid by Canada at their due date, the exchange rate to be then applied to any such late payment of Royalties shall be the most favorable exchange rate for Polyvalor determined between the due date and the effective date of payment by Canada.

            7.3. Canada shall keep complete and thorough documentation pertaining to the Technology as well as its business operations. Upon a minimum prior notice of five (5) days to Canada, Polyvalor or any designated representative thereof, shall be allowed, for the duration of the present agreement and at its own costs, to have access to, inspect and make copies of said documentation during normal work hours. Canada shall diligently provide, on Polyvalor's request, any additional pertinent documentation for the purpose of the aforesaid inspection. In the event that said inspection reveals an error in excess of three percent (3 %) in regards to the sums paid to Polyvalor by Canada as Royalties and the sums actually due, any reasonable costs incurred by Polyvalor for the execution of the inspection shall be borne by Canada.

            7.4. Any Royalties remaining unpaid and due beyond the date same were payable shall bear interest at the rate of twelve percent (12%) per annum. The interest accrued on said sums shall bear interest itself at the same rate.


8.          SPECIAL PROVISIONS

            8.1. Unless required by law (including any requirements to disclose information publicly stemming from Inc's status as a reporting issuer under U.S. Securities Laws), Canada shall be prohibited from using, referring to, naming or otherwise employing the name "Polytechnique" and any other name and trade name of Polytechnique or Polyvalor in any document, publication, publicity, note or any other form of promotion whatsoever, directly or indirectly, without Polyvalor's prior written approval;

            8.2. Subject to section 3.3. hereof, Canada shall be prohibited from using the Technology for the purpose of any activity, whether commercial or otherwise, which is contrary to public order, including without limitation, activities susceptible of creating controversies of an ethical nature.

            8.3. BioSyntech Inc., in its capacity as sole shareholder of all of the issued and outstanding common shares of Canada (hereinafter "Inc."), hereby agrees and undertakes to vote all of its shares in Canada and to take all necessary or desirable actions (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) so that Amine Selmani and one representative that Polyvalor may designate from time to time, be at all times proposed as and elected or reelected as directors of Canada, the whole under reserve of the other shareholders' rights to remove a director.

            8.4. Polyvalor acknowledges and agrees that upon receipt of the total amount of the Royalties from Canada in accordance with the terms hereof and further to its sale of one half (1/2) of the one million seventy-two thousand (1,072,000) common shares of the capital stock of BioSyntech Inc. that it shall be entitled to hold further to the exchange of the corresponding number of exchangeable shares that it presently holds in Canada, , Polyvalor's right to have one (1) representative elected or reelected to the Board of Directors of Canada shall be annulled.


9.          DEFAULT

Polyvalor shall be entitled to require the immediate payment of any Royalties payable in accordance with the present agreement, without any prior notice of demand, including any interests and costs applicable thereon, and subject to section 3.3 hereof, to execute, at Canada's expense, any obligation incumbent upon Canada in the event that the latter's refuses and/or neglects to execute same and to consider resiliated the assignment of Technology effected in virtue of the present agreement, upon the occurrence of the following defaults:

                  9.1.1. any Royalties payable in accordance with the present agreement are not paid within fifteen (15) days from the date which said Royalties were due;

                  9.1.2. Canada allows the Technology to deteriorate or to diminish in value;

                  9.1.3.   Canada   encumbers  the  Technology  with  hypothecs,
                           charges or any other third party rights;

                  9.1.4. Canada sells, disposes of or assigns the Technology, the derivative technology or any addition or improvement of same or grants licenses or sub-licenses without the prior written approval of Polyvalor;

                  9.1.5. Canada institutes proceedings seeking relief under bankruptcy legislation or any similar law or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or file a petition for or consents to reorganization or other relief under any bankruptcy legislation or other similar law, or consents to the filing against it of any petition for the appointment of a receiver, liquidator, assignee, trustee or sequestrator with respect to any substantial part of its property, or makes an assignment or a proposal for the benefit of creditors, or admits in writing to its inability to pay its debts as they become due, or take any action in furtherance of the foregoing;

                  9.1.6. Canada fails and/or neglects to provide a release against any seizure executed on its assets or fails to obtain a release of any prior notices of execution of hypothecary rights or any other third party rights registered against its assets or fails to remedy any defaults under existing hypothecs or charges pertaining to its assets;

                  9.1.7. Canada changes the nature of its activities or modifies the purpose of the Technology without the prior written consent of Polyvalor;

                  9.1.8. Canada refuses and/or neglects to remit to Polyvalor, within a delay of ninety (90) days of the termination of its financial year, its audited financial statements and, within a reasonable delay of termination of each trimester of its financial year, all reports, registers and records which Polyvalor is entitled to examine or obtain of in accordance with the present agreement, and more specifically in relation to sales and benefits resulting from the Technology;

                  9.1.9. Canada, generally, is in default of its obligations as determined in the present agreement and fails to remedy said default.

            9.2. In the event that the present agreement is terminated in accordance with the foregoing provisions, the parties undertake to diligently sign and execute any and all documents and to do such other acts as may reasonably be required or deemed useful by Polyvalor to permit the latter to be registered as sole owner of the Technology and any derivative technology, (including the Intellectual Property and the Technical Data) and any additions or improvements of same (including all intellectual property rights and related technical data).


10.         NOTICE

            10.1. Any  notice,   demand  or  other  communication   required  or
                  permitted to be given under this agreement shall be sent to the other party by registered mail receipt return requested, or by hand, by telecopier or by bailiff, at the following addresses:

            if to Polyvalor:

            POLYVALOR, LIMITED PARTNERSHIP.
            3744, Jean-Brillant Street, suite 6332
            6th floor, Montreal (Quebec) H3T 1P1

            Attention of Denis N. Beaudry
            -----------------------------
            if to Canada:

            Bio Syntech CANADa INC.
            475, Armand-Frappier Boulevard
            Laval, Province of Quebec, H7V 4B3,

            Attention of Amine Selmani

            or to such other address as either party may indicate in writing to the other party.


11.         MISCELLANEOUS

            11.1. The parties  undertake to execute and deliver  such  documents and do such things as may be necessary or advisable to give full effect to this agreement.

            11.2. The present  agreement is not to be  interpreted as creating a mandate between the parties.

            11.3. This  agreement  may not be  modified  or  amended  except  in writing signed by the parties.

            11.4. If any  covenant,  obligation  or  agreement  hereunder or the application of any part of this agreement to any person, party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this agreement or the application of such covenants, agreements or obligations, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement contained herein shall be separately valid and enforceable to the fullest extent permitted by law.

            11.5. This agreement  shall be binding upon and enure to the benefit and advantage of the parties hereto and their respective executors, successors and assigns.

            11.6. This  agreement  shall  be  governed  by and  interpreted  and enforced in accordance with the laws of the Province of Quebec, Canada.

            11.7. The preamble  and Schedule A attached  hereto form an integral part hereof.

            11.8. No waiver by either of the  parties  of any  condition  or the breach of any term, covenant, representation or warranty contained in this agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this agreement.

            11.9. This agreement  constitutes the entire  agreement  between the parties hereto with respect to the subject matter hereof and supersedes and replaces the provisions of any agreement heretofore entered into by them with respect thereto, including the Assignment Agreement and the Shareholders Agreement.

            11.10.This  agreement  may be executed  in one or more  counterparts each of which shall be deemed an original and together shall constitute one and the same agreement.

            11.11.The  parties   hereto  state  their  express  wish  that  this
                  agreement as well as all documentation contemplated hereby, pertaining hereto or to be executed in connexion herewith be drawn up in English; les parties expriment leur desir explicite a l'effet que cette entente de meme que tous documents envisages par les presentes, y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

            11.12.Subject  to  the  terms  hereof,  all  rights,   remedies  and
                  recourses provided for herein shall be in addition and without prejudice to the rights and remedies available to the parties.

            11.13.For the purpose of this agreement,  the parties elect domicile in the Montreal judicial district.


            IN WITNESS WHEREOF, the parties have executed this agreement in Montreal on this day of March 2000.



POLYVALOR  LIMITED  PARTNERSHIP,                  BIO SYNTECH Canada INC.
acting and represented by
its general partner,
PolyvaLor Inc.


Per: /S/ Denis N. Beaudry                    Per: /s/ Amine Selmani
    ---------------------------                  -----------------------
        Denis N. Beaudry                             Amine Selmani


                                  INTERVENTIONS


I, the undersigned, AMINE SELMANI, businessman, domiciled and residing at 2084, Jessop Street, in the City and District of Laval, declare having taken cognizance of the present agreement executed between Polyvalor Limited Partnership and Bio Syntech Canada Inc. and do hereby agree with the terms and provisions provided therein, including, without limitation, those provisions pertaining to the election of directors of Bio Syntech Canada Inc.

                         AND I HAVE SIGNED THIS 15TH DAY OF MARCH 2000.


                         ----------------------------------
                         AMINE SELMANI




I, the undersigned, Amine Selmani, in my capacity as President of BioSyntech Inc., hereby declare having taken cognizance of the present agreement executed between Polyvalor Limited Partnership and Bio Syntech Canada Inc. and do hereby agree with the terms and provisions provided therein, including, without limitation, those provisions pertaining to the election of directors of Bio Syntech Canada Inc.


                         AND I HAVE SIGNED THIS     DAY OF MARCH 2000.


                         Per: /s/ Amine Selmani
                             ------------------------------
                         BIOSYNTECH INC.


                                      Per:
                                  AMINE SELMANI

                                  SCHEDULE "A"

NOTE: The Technology, as defined in section 1.3 of this agreement, means the technologies named herein. Information regarding patents or patent applications subsequent to the assignment by Polyvalor to Bio Syntech Ltd. on October 3rd 1997 is provided by Bio Syntech Canada Inc. ("Canada") for reference purposes only.



      Name of Technology                              Details

--------------------------------------------------------------------------------

Compositions, Encapsulating               -Written disclosure filed with the
Methods and Applications for              "Bureau de la recherche de
Artificial/Matrix Living Cells            Polytechnique" on December 20, 1996
Materials
                                          -Patent application filed in Canada
                                          (number CA 2,213,089) on August
                                          14,1997 under the name "Method of
                                          encapsulating living cellular
                                          material in an artificial matrix for
                                          culture or regeneration"


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Implantable porous ceramic materials      -Written disclosure filed with the
replication of organic templates          "Bureau de la recherche de
induces ceramic foam/network              Polytechnique" on December 20, 1996
materials with controlled
morphologies and microstructures

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Organic-inorganic materials for           -Written disclosure filed with the
organo-apatite, organo-calcium            "Bureau de la recherche de
phosphate, organo-calcium carbonate       Polytechnique" on December 20, 1996
and/or pure ceramic foams

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Artificial meniscus implant for           -Written disclosure filed with the
tissue reconstruction or regeneration     "Bureau de la recherche de
- orthopoedics, traumatology &            Polytechnique" on December 20, 1996
surgery

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A medical device for the diagnosis of     -Written disclosure filed with the
cartilage degeneration via spatial        "Bureau de la recherche de
mapping of compression-induced            Polytechnique" on December 20, 1996
electrical potentials                     -Patent application filed in the
                                          U.S.A. on February 7th 1997 (number
                                          08/796,299) -Patent in the U.S.A.
                                          (number 5,779,651) issued on July 14,
                                          1998 -Patent application filed in
                                          Canada (number CA 2,278,520) on
                                          February 6, 1998

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Method of preparation of polymer          -Patent application filed in the
microparticles free of organic            U.S.A. on October 24th 1996 (number
solvent traces                            08/736,421)
                                          -Patent in the U.S.A. (number
                                          5,858,531) issued on January 12, 1999

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Bulk formation of monolithic              -Developed by the researchers
polysaccharide-based hydrogels            Adbellatif Chenite, Cyril Chaput,
                                          Cristele Combes and Amine Selmani and
                                          originally assigned to Polytechnique
                                          July 3rd 1997 by same.
                                          -Patent application filed in Canada
                                          (number CA 2,219,399) on October 24,
                                          1997


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